EXHIBIT 32.2

Certificate of Chief Accounting Officer

of

Bresler & Reiner, Inc.

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003 as filed with the Securities and Exchange Commission by Bresler & Reiner, Inc. (the “Company”) on the date hereof (the “Report”), I, Kelly Metz, Chief Accounting Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kelly Metz
Kelly Metz
Chief Accounting Officer

August 13, 2003